UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

PRA Health Sciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36732	46-3640387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4130 ParkLake Avenue

Suite 400

Raleigh, NC 27612

(Address of principal executive offices) (Zip Code)

(919) 786-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement

On May 31, 2018, wholly-owned subsidiaries of PRA Health Sciences, Inc., entered into a Joinder and First Amendment to the Receivables Financing Agreement, dated as of May 31, 2018 (the “Amendment”), by and among PRA Receivables LLC (“PRA Receivables”), as borrower, PRA Holdings, Inc. (“PRA Holdings”), as initial servicer, The Toronto-Dominion Bank (“TD”), as a lender, and PNC Bank, National Association (“PNC”), as administrative agent and as a lender, amending the existing Receivables Financing Agreement, dated as of March 22, 2016, among PRA Receivables, PNC and PRA Holdings (the “Receivables Facility”).

The Amendment increases the Receivables Facility borrowing capacity by $60 million (from $140 million to $200 million) and joins TD as a Lender party to the Receivables Facility. Further, the Amendment extends the maturity date of the Receivables Facility by approximately two years, to May 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
10.1	Joinder and First Amendment to the Receivables Financing Agreement, dated as of May 31, 2018.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: June 4, 2018	By:	/s/ Timothy McClain
	Name:	Timothy J. McClain
	Title:	Vice President of Legal Affairs

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